                                                                   Exhibit 10.30




                                     LEASE


THIS LEASE, executed in duplicate as of this 24th day of September 1996, by and between Don and Carole Tanklage dba Tanklage Properties hereafter called LESSOR, and RESOUND CORPORATION, A California Corporation hereafter called the LESSEE (Lessor and Lessee being for convenience herein, in the singular number and masculine gender), WITNESSETH: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for and in consideration of the rent herein reserved and covenants herein contained and upon the conditions hereof, that certain real property situated in the City of Redwood City, County of San Mateo, State of California, commonly known as 30 Stein am Rhein Court, Units J, K, & L and described as follows: Approximately 6575 sq. ft. as per exhibits A, B, C, D, & E "AS IS" attached.

A. The term of this lease shall be for four (4) years, beginning on the 15th day of December 1996 and ending on the 14th day of December 2000 inclusive, for a monthly base rental of $4,208.00 per month in advance, commencing with the first day of said term and on the same day of each succeeding month thereof. Receipt of the first month's rent in the amount of $ -0- is hereby acknowledged.

B. As consideration for the execution of this lease, the Lessee shall pay to the Lessor the sum of $3,945.00*, receipt of which is hereby acknowledged. In the event Lessee is not then in default under terms of this lease, said sum of $3,945.00* shall be applied toward rental due for the last month of the extended term, in lieu of the last month of the initial term.

C.  The base rental above set forth shall be subject to escalation as follows:
At the end of the first twelve (12) months of the lease term, the monthly rental shall be increased as follows for the next and each succeeding twelve
(12) month period of the lease term:

         (a) The Consumer Price Index, for all Urban consumers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, All Items for the United States Average (1967 = 100) is the "Index" herein referred to. Said Index as published shall be used herein, whether or not certain items may hereafter be added or deleted therefrom by the Bureau of Labor Statistics, or whether a "successor index" is published.

         (b) The "Base Year Index" shall be the average monthly Index over the twelve (12) month period ending with the calendar month immediately preceding the month in which the term of this lease commences.

         (c) Commencing with the second twelve (12) months of the lease term, and continuing thereafter for each remaining twelve (12) month], monthly rent for each such period of the term shall be increased in the same ratio that the average monthly Index for the previous twelve (12) months preceding the month in which such rental period commences, shall have increased over the Base Year Index. In no event shall the rental for any month of the lease term be less than the base rental for the first month of the lease term.

IT IS HEREBY AGREED BY LESSOR AND LESSEE that this lease is made upon the following terms, covenants and conditions:

           1. RENTAL. The Lessee will pay said rental monthly in advance and without deductions to Lessor at the office listed as Lessor's address under lessor's signature hereto, or at such place or places as Lessor may in writing designate, without grace or previous demand.

           2. POSSESSION. If Lessor is unable to deliver possession of the premises to Lessee for damages therefor, but there shall in such event be a deduction of rent for the pro rata period during which possession is delayed. Neither such delay nor occupancy by Lessee prior to the commencement date shall extend or shorten the term, but Lessee shall pay rent for such latter period at the initial monthly rate.

           3. USES OF PREMISES. The Lessee shall during the term hereof exclusively conduct therein and thereon the sole business of administration, warehousing and distribution of hearing aid products.

          Roof surfaces shall not be penetrated by Lessee or his agents without prior written consent of Lessor.

          The premises shall not be used for living quarters.

         Motor vehicle parking, if any, provided to Lessee under this lease shall be non-exclusive, subject to reallocation by Lessor from time to time, and Lessee agrees that no vehicle will be parked on the leased premises for longer than eighteen (18) hours in any twenty-four (24) hour period. Lessee agrees that in the event this provision is violated, the motor vehicle may at Lessor's option be towed away at Lessee's expense.

         Lessee shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Lessee violates this provision, Lessee shall be responsible for the cost of resurfacing the entire area.

         Lessee shall not use any machinery on said premises the use of which will shake or vibrate the improvements thereon, or any part thereof, to such a degree that injury will be done to such improvements.

         No use of said premises shall be made, or any act committed thereon, which would increase the existing rate of fire insurance upon the improvements upon said premises or cause a cancellation of such insurance; that Lessee shall not commit any act on said premises, the doing of which is prohibited by any condition or restriction or record affecting the title to or the right to occupy that property; that no public sale or auction shall be conducted on said premises; and that Lessee shall not in the use of said premises violate any present or future law, ordinance or regulation of any public authority; and that no waste or public or private nuisance shall be committed on said premises.

         No corrosive chemicals, acids, inflammable liquids, paints, dangerous or toxic substances or similar materials shall be used or stored on the leased premises. Lessee shall comply with all federal, state and local environmental laws, ordinances and regulations, and shall indemnify Lessor against any liability, claims and expense at any time incurred for violation of this subparagraph, including any sum assessed against Lessor for any violations of said laws, regulations or ordinances or incurred at any time for the elimination of toxic substance effects or soil removal. Lessee agrees in this connection to waive the statute of limitations applicable to any action brought hereunder.

         4. ALTERATIONS. No alterations shall be made on or of said premises without the written consent of Lessor first have been obtained, and any alterations of said premises or additions thereto shall, when affixed to the realty, become a part thereof, except moveable furniture and trade fixtures. (See paragraph #34)

         No additional lock or locks shall be placed by Lessee on any door, nor shall any existing lock be re-keyed, unless written consent of Lessor shall first have been obtained. Two keys will be furnished by Lessor. All keys shall be surrendered to Lessor upon termination of the lease term.

         The following items, whether installed by Lessor or Lessee shall be deemed permanent improvements and not trade fixtures, but shall be subject to the election by Lessor to require removal of any or all of them at the termination of the lease:

         Electrical wiring, panels and conduit; all piping and ductwork; heating units, air conditioners, lighting fixtures, ballasts, globes and tubes; and hot water heaters, shelving and counters, and partition walls.

         5. REPAIRS. Lessee accepts said premises (including glazing, outside adjacent sidewalks and parking areas, if any) in their present condition, acknowledging same to be in good order and repair; Lessee shall maintain the said premises in as good order and repair as when received, damage by fire, war, earthquake, or reasonable use wand wear thereof, excepted; unless said fire be caused by the negligence of Lessee, his employees or invitees. Lessee waives the provisions of Sections 1941 and 1942 of the California Civil Code, or any other law which would permit Lessee to make repairs at Lessor's expense.

         Lessee agrees to water, maintain and replace, when necessary, any shrubbery, landscaping, exterior lighting, sprinklers and other such facilities provided by Lessor on the leased premises. If parking and landscaping are provided for an entire building or building site, the maintenance cost of such parking and landscaping, including sweeping service, by a service designated by Lessor shall be prorated on a square footage or other equitable basis as calculated by Lessor. Lessee agrees to pay this cost in addition to the monthly rental.

         Included in repairs and maintenance for which the Lessee is obligated to pay are: replacement when necessary of light globes, fluorescent tubes, ballasts and starters in all lighting equipment; and for repairs to doors, storefronts and windows, including glazing, door closers, locks and frames, landscape sprinkler system, toilet fixtures, fire sprinkler and fire sprinkler supervisory systems, due to damage from any cause. This list is not intended to be exclusive and shall not limit the general provisions hereof concerning repairs.

         For the duration of the lease, Lessee agrees to maintain and pay for a service contract which meets the manufacturer's recommendations of the air conditioning and heating systems installed in the leased premises. Lessor shall not be obligated to repair minor settlement cracks on walls or floor of the leased premises, and shall not be responsible for the leaking of said walls due thereto or as the result of porosity thereof.

         6. INDEMNIFICATION OF LESSOR; INSURANCE Lessee assumes all risk of injury to person and property in or about said premises, including lessee's property, and will hold Lessor free and harmless from liability therefor, including costs and counsel fees. Lessee shall secure and keep in force a public liability insurance policy on an occurrence basis covering leased premises, including parking areas, if any, included in this lease, insuring Lessee and naming Lessor as an additional insured, and a copy of same shall be delivered to Lessor. Said insurance Policy shall have minimum limits of coverage of $500,000 personal injury and property damage. Lessee shall further insure, at his expense, the glass, glazing, window frames, skylights, door, mullions and storefront window wall, if any, in said premises in a company and in an amount acceptable to Lessor; loss, if any, to be payable to Lessor. A copy of said policy shall be delivered to Lessor; and if the Lessee does not so deliver said policy to Lessor, Lessor may insure said glass and glazing, and collect the cost thereof from Lessee. All policies shall be kept current and provide for non-cancellation and non-modification without 30 days advance notice advance notice to Lessor.

         7. UTILITIES. Lessee will pay, when due, all charges incurred by him for water, light, power, heat, gas, garbage removal, sewer charges (rental, tax assessment or other), telephone and other services furnished to said premises, including fire sprinkler supervisory. If any such charges are assessed to a larger building of which the leased premises are a part, such charges shall be appropriately prorated on the basis of area by the Lessor. All such charges incurred by Lessor for the common areas of an entire premises of which the leasehold is a part, including but not limited to walkways, driveways, parking areas and landscaping, shall be prorated on square footage or other equitable basis as calculated by Lessor. lessee agrees to pay this cost in addition to the monthly rental.

         8. ASSIGNMENT. Lessee shall not assign this lease, or any interest therein, or sub-lease said premises, or any portion thereof, or license the use thereof, or any portion thereof, without the written consent of Lessor first had and obtained; that consent given by Lessor to one or more assignments, sub-leases or licenses shall not be construed as a subsequent or continuing consent; and that any such assignment, sub-letting or licensing (including transfer by operation or law) without such consent shall at Lessor's option terminate this lease. In the event of any assignment or sub-lease hereunder whether consented to by Lessor or not, Lessee agrees to pay Lessor monthly 100% of the excess of the rent provided under assignment or sub-lease over the rent specified herein.

         9. SUBORDINATION TO DEED OF TRUST. This lease at the option of Lessor shall be subordinate to any deed of trust now existing or which Lessor may in the future execute covering said premises. Lessee agrees forthwith upon request of lessor to execute such documents providing subordination of this lease to any such deed of trust executed now or in the future. Lessee shall from time to time upon (10) days, prior written request by Lessor execute, acknowledge and deliver to Lessor (a) a statement in writing certifying, if such be true, that his Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which rental and other charges have been paid; and (b) such other instruments as may reasonably be required or requested by any mortgagee, beneficiary of a deed of trust or holder of any other encumbrance on the Premises.

         10. DESTRUCTION OF PREMISES. In the event the premises are totally destroyed, then this lease will be forthwith terminated. In the event the demised premises are part of a building and such building is damaged to such an extent that the cost of repairs exceeds one-third of the cost of replacement of said building, then at the option of the Lessor, this lease shall terminate.
In the event of partial destruction of the premises, which Lessor elects to or is bound to repair, the same shall be repaired by Lessor as soon as reasonably possible if such repairs can be made in ninety (90) working days after receipt of all permits under the laws, ordinances and regulations applicable thereto, and also if necessary financing therefor is obtainable on a reasonable basis from local lending agencies; but if such repairs cannot be so made, then this lease, at the option of Lessor, shall terminate; but if not so terminated, then Lessor shall repair the same as soon as reasonable possible. During the time such repairs are being made Lessor shall not unreasonably interfere with Lessee's business, and the rent for such period shall be reduced proportionately to the extent Lessee is deprived of the use of the premises. lessee wives the provisions of sections 1932 subdivision 2) and 1933 (subdivision 4) of the California Civil Code. In the event of partial or total destruction, Lessee shall have the right to cancel this lease.

         11. DEFAULT. In the event Lessee defaults in the terms hereof, Lessor, at his option, and in addition to any other rights he may have, may re-enter and repossess said premises and remove all property therefrom and store the same at the expense of Lessee. Lessor, upon default of Lessee, may relet said premises or any portion thereof, in a changed condition or otherwise, for such rental and upon such terms as he deems reasonable, and hold Lessee for the difference received, plus expenses of reletting and collecting such rental, and the rental herein provided. No such re-entry or taking of possession by Lessor shall be deemed an election to terminate this lease unless Lessee is served with notice of said termination by Lessor or same be decreed by a court of competent jurisdiction.

         In the event Lessee shall breach this lease and abandon the demised premises, Lessor may also elect to continue the lease in effect and Lessor may enforce all rights and remedies hereunder, including the right to recover rent as it becomes due, all pursuant to the provisions of Section 1951.4 of the California Civil Code. In the even of such election by Lessor to continue the lease, Lessee hereby irrevocably appoints Lessor the agent of Lessee to enter upon the demised premises and remove any and all persons and/or property whatsoever situated upon said premises, and to place all or any portion of said property, except such property as may become the property of Lessor, in storage for the account of and at the expense of Lessee; and, in such case, Lessor may relet the demised premises upon such terms as to it may seem fit, and if a sufficient sum shall not be thus realized, after paying expenses of such reletting and collecting, to satisfy the rent and such other sums as may be reserved herein to be paid, Lessee shall satisfy and pay any deficiency, and pay the expenses of such reletting and collecting. Lessee hereby releases Lessor and agrees to save harmless Lessor from any cost, loss or damage arising out of or caused by any such entry or reentry upon the demised premises and/or the removal of persons and/or property and storage of such property by Lessor or his agents.

         12. ATTORNEY'S FEES. In the event of any suit, action or proceeding brought by either party for the breach of any term hereof, or to enforce any provisions hereof, or for unlawful detainer, the losing party will pay to the other reasonable counsel fees in said action or proceeding as fixed by the court.

         In the event Lessee is in default in payment of rent for any period or in Lessee's performance of any covenant hereof, and the Lessor engages an attorney to prepare a notice of such default for service on the Lessee, the Lessee agrees to reimburse the Lessor for the services of such attorney; and in the event the default is cured prior to institution of suit, the fee for the preparation of such notice shall be a reasonable amount therefor, plus actual costs of service.

         13. ENTRY AND INSPECTION. Lessor reserves the right to enter said premises at all reasonable times for the purpose of repairing, altering or maintaining the improvements thereon, inspecting said premises, showing the same to prospective encumbrances, lessees, insurers, or purchasers, posting any notice or sign deemed necessary by him to protect his title or interest in said property; and during the last one hundred twenty (120) days of the term hereof placing and maintaining therein customary "for sale" or "to let" signs.

         14. WAIVER. The waiver by Lessor of any breach hereof shall not be deemed a waiver of any subsequent breach of the terms hereof.

         15. HOLDING OVER. Should Lessee remain in said premises after the expiration of this lease, such holding over shall be construed as a tenancy from month to month upon such increase in rental, if any, as established by notice from Lessor, but otherwise on the terms and conditions hereof so far as applicable, including rent, and the provisions for cost of living increases therein (if any) and tax reimbursement. This paragraph shall in no sense imply any consent by Lessor to such holding over.

         16. NOTICES TO LESSEE. All notices required by law or this lease to be given to Lessee by Lessor may be given personally to Lessee or mailed to him by United States mail, postage prepaid and addressed to Lessee at the premises, whether or not Lessee has abandoned or vacated them.

         17. TRANSFER OF SECURITY. In the event any security be given by the Lessee to secure the faithful performance of this lease, Lessor shall not be chargeable with interest thereon, and in the event of a sale of said premises he may transfer such security to the purchaser and be relieved of further liability therefor.

         18. INSOLVENCY OR BANKRUPTCY. To the extent permitted by law, the interest of Lessee in such premises and this lease, at the option of Lessor, shall terminate in the event of levy of execution against Lessee upon such interest (provided Lessee fails for a period of five (5) days to discharge or bond against said levy), or upon Lessee filing or having filed against him bankruptcy proceeding or other proceedings under the bankruptcy statutes, or upon Lessee making a general assignment for the benefits of creditors, or upon the appointment of a receiver to take possession of all or substantially all of Lessee's assets.

         19. LIENS. In the event any lien is filed against said premises for any claim against Lessee, Lessee shall remove the same forthwith; but failing to do so, Lessor may remove the same at the expense of Lessee. Lessee may, however, dispute the validity of such lien, but as a condition thereof, shall file with Lessor a surety bond covering the amount thereof.

         20. SIGNS. Lessee shall not place any signs, visible from the exterior, or any part of the premises without the written consent of Lessor. Upon the expiration of this lease, Lessee shall remove all signs or decorations placed on or in said premises and shall repair any damage done by placing, maintaining or removing of said signs or other equipment on the roof or other portions of the premises. Lessee may place professionally designed signs in and on said building advertising Lessee's business after written approval by Lessor, and governmental entities. Signs shall include tethered airborne objects and mobile units.

         21. SURRENDER OF PREMISES. Lessee agrees to surrender the premises at the termination of the tenancy herein created, in the same condition as herein agreed they have been received, damage caused by war, earthquake, and ordinary wear and tear excepted; and upon the surrender of the premises, either at the expiration of the term or otherwise, Lessee agrees to remove all personal property and rubbish from the premises; but if not so removed by Lessee, Lessor may have the same removed at Lessee's expense. In the event of surrender of this lease, Lessor shall have the option of terminating all existing sub-leases or of assigning said sub-leases to Lessor. At the time of termination of this lease, Lessor may require any or all of the alterations or additions installed by Lessee or by Lessor for the benefit of Lessee at Lessee's request, to be removed and the premises restored to their original condition,whether or not said alterations or additions have become part of the premises under paragraph 4 hereof.

         22. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and bind the heirs, executors, administrators, successors and assigns of Lessor and Lessee. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and except as expressly herein provided, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

         23.  TIME.  Time is of the essence of this lease.

         24. RECORDING. This lease shall not be recorded by Lessee, but in the event the interest of Lessee herein is shown as an exception to title in any title company report of title, Lessee agrees to execute and deliver to Lessor a quitclaim deed covering all Lessee s interest in said premises, forthwith upon termination of this lease.

         25. TAX INCREASES. Lessee agrees to pay Lessor the amount of any increase in city, county and district real estate taxes assessed against said premises, in excess of the taxes for the fiscal year 96-97. Included in "taxes" shall be any levy, tax, charge or fee levied by a governmental entity on parking spaces or privileges or parking uses in the leased premises and any tax on Lessor's gross rental receipts (other than income tax).

         Also included in said taxes shall be any future special assessments for local improvements of any sort. If said assessments are permitted to go to bond, the total amount of the annual installment shall be added to the tax bill for the purpose of the computation of any increase in taxes; if Lessor discharges said assessment and does not permit the same to go to bond, the amount which each annual installment, less interest, would have been if the same had gone to bond, shall be annually added to Lessor's tax bill for the purpose of tax increase computation.

         Lessee shall pay Lessor the amount of any such increase in real property taxes, as above defined, in two equal installments, one on December 1 and the other on April 1 of the said fiscal tax years. Submission of copies of tax bills by Lessor shall be evidence of and notice of the amount of said taxes. The amount of said increase shall be prorated in the event this lease commences or terminates during any fiscal tax year, and in such event the split-period, portable semi-annual installment of the tax increase shall be paid either thirty (30) days prior to the termination of this lease or within ten (10) days of notification by the Lessor to the Lessee of the amount of said increase.

         In the event said tax reimbursement payments are not made to Lessor on or before the dates herein set forth, the Lessee shall pay to Lessor a ten percent (10%) per annum late charge for such delinquency to be added to the tax reimbursement payment due. If said taxes and assessments are assessed against the entire building and building site, the taxes and assessments allocated to the leased premises shall be prorated on a square footage or other equitable basis, as calculated by Lessor.

         If the assessed value of the Lessor's premises is increased by the inclusion therein of a value placed upon the personal property or improvements of the Lessee, and if the Lessor pays the taxes based on such increased assessment, the Lessee shall, upon demand, repay to the Lessor the portion of such taxes resulting from such increase in assessment.

         26. OUTSIDE STORAGE. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the building constructed thereon, except with the prior written consent of the Lessor. Notwithstanding the above, Lessee has the right to provide trash dumpsters.

         No waste materials or refuse shall be dumped upon or permitted to remain unreasonably upon any part of the leased premises outside of building proper, unless approved by Lessor.

         27. OTHER RULES. Lessor reserves the right to make such other reasonable rules and regulations, including parking regulations, as in Lessor's judgment may from time to time be necessary for the safety, cleanliness and orderly operation of the leased premises for the benefit of all the tenants in the area. Lessee agrees to require its employees, executive, invitees and customers to abide by such rules and regulations, including parking regulations.

         28. CONDEMNATION. In the event more than ten percent (10%) of the building area or more than twenty percent (20%) of the surrounding land in the demised premises shall be condemned by any public authority under eminent domain, this lease shall terminate and the award for damages shall belong entirely to Lessor, except as to trade fixtures of Lessee. If a lesser portion of the premises be condemned, the Lessee shall be entitled to a reasonable abatement of rent proportionate to the loss of use of space being leased. The granting by Lessor of storm drainage or utility easements over the demised premises shall not involve any reduction in rent, unless such easements materially affect Lessee's use of the demised premises.

         29. NOTICES TO LESSOR. All notices required by law or this lease to be given to Lessor by Lessee shall be mailed to Lessor, registered or certified mail, return receipt requested, by United States Mail, postage prepaid to Lessor at the following address or such other address as Lessor may direct in writing:

                                           1025A Tanklage Road
                                           San Carlos, CA 94070

         30. ROOF MAINTENANCE. Notwithstanding the provisions of Paragraph 5, Lessor shall maintain the roof and structural components of the leased premises, such duty to repair being subject to the condition precedent that Lessee shall give prior written notice of at least 24 hours to Lessor (during working hours) specifying the need for such repairs. Structural components are defined as outside walls (excluding windows, doors, doorframes, storefront, glazing, door closers, locks and hardware), footings, columns, floor slab, and roof structure systems. The Lessee, however, shall be obligated to make any and all repairs caused by any act or omission of Lessee, his employees or invitees.

         31. ADDITIONAL CLAUSES TO THIS LEASE. The following additional paragraphs have been included in this lease as attachments thereto: No. 32, 33
and 34.   In the event any of the provisions of said added paragraphs conflicts with the provisions of paragraphs 1 through 31 hereof, the additional paragraphs shall control and shall be effective.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this lease the day and year first above written.

                 Don and Carole Tanklage dba                        RESOUND CORPORATION a California
LESSOR:          TANKLAGE PROPERTIES                        LESSEE: Corporation
                 /s/ Don Tanklage                                   /s/ Paul Busse
                 ----------------                                   --------------
                 Don Tanklage, (owner)                              Paul Busse, Chief Financial Officer

Address:         1025 Tanklage Road, Unit A                 Address: 200 Saginaw Drive
                 San Carlos, California 94070                        Redwood City, California 94063

         32. Lessee shall not generate or cause any of the following; Noise, vibrations, odor or dust discernible or audible to adjoining tenants and in the event of any complaint by any adjoining tenant, Lessor or and Municipal entity or agency, then Lessee shall cure such breach of the lease within 60 days of said notice.

         33. Notwithstanding the alterations provisions of this lease, Lessee shall be allowed to install, at Lessee's expense, an alarm system which shall remain the property of the Lessee. At the termination of the lease, Lessee agrees to remove alarm system and repair any damage to premises which resulted from the alarm system installation.

         34. Any other provisions of this lease not withstanding, the parties hereby agree that the demised premises may be subject to the terms and conditions of the Americans with Disabilities Act of 1990 (herein after the "ADA"), as a result of Lessee's use of said premises. The parties further agree and acknowledge that it shall be the sole responsibility of the Lessee to comply with any and all provisions of the ADA, as such compliance may be required to operate the demised premises. The Lessee further agrees to indemnify and hold the Lessor harmless against any claims which may arise out of Lessee's failure to comply with the ADA. Such indemnification shall include, but not necessarily be limited to reasonable attorney's fees, court cost and judgments as a result of said claims.

TANKLAGE PROPERTIES                                License no. 401618

GENERAL OUTLINE SPECIFICATION - For Future Improvements

GENERAL:
1) Lessor to review and approve all plans and specifications prior to submittal for permit.
2) Submit all plans and Title 24 calculations for approval from local building department and secure all necessary permits.
3)  Lessor to inspect all work at same intervals as local building department.
4)  All workmanship to be equal to the best practices in modern construction.
5) Do not drill into or through glulam beams, purlins, or any major structural element.
6) Do not support any piping or equipment, etc., from 2x4 roof members; employ purlins or place additional 2x6 frame between purlins for support.
7) Do not route piping or conduits over or on roof surface (except condensate drains).
8) All roof penetrations to be approved by owner and coordinated with owners roofing subcontractor

ROOFING:
1)  All roof penetrations to be mopped in by original roofing subcontractor
2) Clean roof of all debris and trash to assure roof and drains are clear of all construction materials.

HARDWARE:
1) Any locks to be re-keyed must be keyed to Tanklage's master key system and should also pass meter room.
2)  Provide Lessor with a key to all re-keyed locks.

FIRE SPRINKLER:
1) Install additional heads as required to conform to local codes, I.S.O and Fire Marshall.

HEAT, VENT & A/C:
1) No equipment to be located on roof closer than 25 ft. from outside wall, keep out of normal line of sight.
2) All A/C units, fans, blowers, plenums, etc. added to roof to be primed and painted to match existing.
3) All equipment to be mounted on built up curbs with G.I. covers. All penetrations necessary for this equipment to be incorporated within this curb (i.e. duct penetrations, electrical conduit, gas lines, etc.).
4) No curb, fan or any type of roof penetration to be located less than 16" from skylight, roof hatch, parapet wall or other roof penetration.
5)  Provide sight screens as required by local codes.

PLUMBING:
1) Do not sawcut concrete, jackhammer only. All reinforcing steel to remain intact.





                                                                                     Exhibit "A"
                                                            /s/ Don Tanklage         /s/ Paul Busse
                                                            -----------------        ---------------
                                                            Don Tanklage             Paul Busse


TANKLAGE PROPERTIES

OUTLINE SPECIFICATIONS

Lease space at 30 Stein am Rhein Court, Redwood City, California Units J, K & L

Office and warehouse space to be leased "AS IS"

OFFICE:    Painted sheetrock walls - 8 ft. high
           Painted sheetrock ceiling and T-bar suspended ceiling system Carpet glued direct with rubber base
           Prefinished wood doors and H.M. frames
           Electric heat Unit "L"
           Heat Pump H,V,A/C system - Unit J & K
           Normal office lighting and plugs
           Aluminum and glass entry units with 3' x 7' door

Tenant Improvements to be completed in Units J, K & L:

         a)  Shampoo carpet in offices.
         b) Provide one unit heater in unit "J", BTU output to be per Title 24 requirements
         c) Painted surfaces in the office areas to remain "AS IS" with the exception of those areas which need repair. Repaired areas will be touched up with a similar, but not exact color paint.

TOILET ROOMS:
         Enameled sheetrock walls and ceiling
         Marlite wainscote - 4 ft. high
         Sheetvinyl flooring
         Prefinished wood doors and H.M. frames
         Water closed and lavy, exhaust fan
         Light, switch and plug
         Electric water heater
         T.P. holder and mirror

WAREHOUSE:
         Lights - "AS IS"
         Finishes - unfinished concrete floors, fire taped sheetrock wall, gravity vents and skylights per plan, foil insulation at underside roof.
         Electrical service and distribution to be "AS IS".

Note:    No loads to be hung from 2x4 roof joists
         No lines to run above or no roof
         All roof penetrations to be approved by owner and coordinated with owners roofing subcontractor.

ALL HEATING AND LIGHTING SUBJECT TO TITLE 24 REGULATIONS





                                                                                     Exhibit "B"
                                                            /s/ Don Tanklage         /s/ Paul Busse
                                                            -----------------        ---------------
                                                            Don Tanklage             Paul Busse
